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                                                                    Exhibit 23.3

                          Consent of Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 3, 2003, except for Note 3, as to which the date is April 16, 2003, with respect to the financial statements of MCE Technologies, Inc. and subsidiaries included in the Registration Statement on Form S-4 and related Prospectus of Aeroflex Incorporated for the registration of 5,900,000 shares of its common stock.

                                                    Ernst & Young

July 30, 2003

Detroit, MI